UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

______________

Date of Report (Date of earliest event reported): September 25, 2018

First Keystone Corporation

(Exact name of Registrant as specified in its charter)

Pennsylvania	2-88927	23-2249083
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 West Front Street, Berwick, Pennsylvania	18603
(Address of principal executive offices)	(Zip Code)

   (570) 752-3671

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CURRENT REPORT ON FORM 8-K

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 26, 2018, First Keystone Corporation (the “Corporation”) announced that, at a meeting held on September 25, 2018, the Board of Directors named Elaine A. Woodland to the position of President and Chief Executive Officer effective immediately. Ms. Woodland will assume the position of President and Chief Executive Officer of the Corporation’s wholly-owned subsidiary, First Keystone Community Bank (the “Bank”). Previously, Ms. Woodland had been serving as the interim President and Chief Executive Officer of the Corporation and Bank since April 2018.

Ms. Woodland, age 59, has previously served as the Treasurer of the Corporation and Chief Operating Officer of the Bank since 2014. Prior to that, she served as the Executive Vice President/Director of Lending for the Bank.

Other than her Salary Continuation Agreement dated as of April 22, 2008, Ms. Woodland does not have any employment agreements with the Corporation or Bank. There are no family relationships between Ms. Woodland and any of the officers or directors of the Corporation. Other than as described herein, there are no other transactions to which the Corporation or any of its subsidiaries is a party in which Ms. Woodland has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release dated September 26, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

FIRST KEYSTONE CORPORATION
(Registrant)

Dated: September 26, 2018	/s/ Elaine A. Woodland
Elaine A. Woodland
President and CEO